UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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☐               Preliminary proxy statement

☒             Definitive Proxy Statement

☐               Definitive Additional Materials

☐               Soliciting Material Pursuant to §240.14a-12

HAGGAR CORP.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Two Colinas Crossing
11511 Luna Road
Dallas, Texas  75234

SUPPLEMENT TO
PROXY STATEMENT DATED OCTOBER 3, 2005

This Proxy Statement Supplement (this “Supplement”) supplements and amends the Proxy Statement (the “Proxy Statement”) dated October 3, 2005, of Haggar Corp. (the “Company”) mailed to you in connection with the solicitation of proxies on behalf of the board of directors of the Company for use at the special meeting of stockholders to be held on Tuesday, November 1, 2005, at 9:00 a.m., Central Time, at the Haggar Corp. Conference Center, 11511 Luna Road, Dallas, Texas  75234, for the purposes set forth in the Notice of Special Meeting attached to the Proxy Statement. This Supplement is first being mailed to stockholders on or about October 21, 2005.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT CAREFULLY IN DECIDING HOW TO VOTE. The Haggar board of directors recommends that stockholders vote FOR the approval and adoption of the merger agreement at the special meeting, FOR the proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies and FOR the authorization of the proxies to vote on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

Only stockholders of record on September 29, 2005, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. For information on submission of proxies or revocation of proxies, please see “The Special Meeting—Proxies; Revocation” on page 18 of the Proxy Statement.

The description of Frank D. Bracken’s benefits under the Company’s Supplemental Executive Retirement Plan (“SERP”) set forth in the section of the Proxy Statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Supplemental Executive Retirement Plan” beginning on page 43 of the Proxy Statement, is hereby amended and superseded by the following description:

The SERP and Mr. Bracken’s participation agreement under the SERP will be amended, prior to the consummation of the merger, to provide that 100% of the present value of Mr. Bracken’s benefit will be paid in a single lump sum as soon as administratively feasible following the merger. This lump sum benefit will not be reduced by 10%. Payment to Mr. Bracken of his entire SERP benefit upon the merger will eliminate the obligation of the Company to pay into the grantor trust established to secure benefits under the SERP an amount equal to 110% of the present value of Mr. Bracken’s accrued SERP benefit that is not paid in connection with a change in control. The amendment will only take effect if and when the merger occurs and only if the merger occurs prior to December 31, 2005.

Mr. Bracken’s lump sum SERP benefit payable as soon as administratively feasible following a change in control is $6,970,973, determined using FAS 87 assumptions, as of October 20, 2005, and assuming payment of 100% of the SERP benefit on November 1, 2005. The Company has partially secured funding for Mr. Bracken’s benefit through the purchase of a life insurance policy held as a general asset of the Company with a cash surrender value as of July 31, 2005 of $4,005,459.06.